December 22, 1995



Citizens Utilities Company
High Ridge Park, Bldg. No. 3
P.O. Box 3801
Stamford, Connecticut 06920

Citizens Utilities Capital L.P.
c/o Citizens Utilities Company
High Ridge Park, Bldg. No. 3
P.O. Box 3801
Stamford, Connecticut 06920

Citizens Utilities Trust
c/o Citizens Utilities Company
High Ridge Park, Bldg. No. 3
P.O. Box 3801
Stamford, Connecticut 06920

   Re:    Citizens Utilities Company
          Citizens Utilities Capital L.P.
          Citizens Utilities Trust
          Registration Statement on Form S-3
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          (Registration No. 33-63615)
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Ladies and Gentlemen:

          We have acted as special counsel to (1) Citizens Utilities
Trust (the "Trust"), a statutory business trust formed under the laws of the State of Delaware, (2) Citizens Utilities Capital, L.P.
(the "Partnership"), a limited partnership formed under the laws of the State of Delaware, and (3) Citizens Utilities Company (the
"Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration
Statement on Form S-3, which was filed by the Company, the Trust and the Partnership with the Securities and Exchange Commission (the "Commission") on
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October 23, 1995 under the Securities Act of 1933, as amended (the "Act"),
Amendment No. 1 thereto, filed with the Commission on November 17, 1995, and Amendment No. 2 thereto, filed with the Commission on December 22, 1995 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement") relating to the registration under the Act of preferred securities (the "Trust Preferred Securities") of the Trust, preferred securities (the "Partnership Preferred Securities") of the Partnership, and certain other securities.

          The Trust Preferred Securities are to be issued pursuant to the Amended and Restated Declaration of Trust (a "Declaration"), among the Company, as sponsor, Chemical Bank, N.A., as the property trustee (the "Property Trustee"), Chemical Bank (Delaware), as Delaware trustee (the "Delaware Trustee"), and Robert J. DeSantis and Edward Kipperman as regular trustees (together, the "Regular Trustees").

          The Partnership Preferred Securities are to be issued pursuant to the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), between the Company, as general partner (the "General Partner"), and CU Capital Corp., a corporation formed under the laws of the State of Delaware, as the initial limited partner. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

           This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

           In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of the Trust (the "Certificate of Trust") filed with the


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Secretary of State of the State of Delaware on October 13, 1995; (ii) the
form of the Declaration (including the form of the designations of the terms of the Trust Preferred Securities annexed thereto); (iii) the form of the Trust Preferred Securities; (iv) the certificate of limited partnership (the "Certificate of Limited Partnership") filed by the General Partner with the Secretary of State of the State of Delaware on October 13, 1995;
(v) the form of the Partnership Agreement; and (vi) the form of the Partnership Preferred Securities; (vii) the form of Prospectus (the "Prospectus") included in the Registration Statement; and (viii) the form of Underwriting Agreement (the "Underwriting Agreement"), among the Company, the Trust, and the several Underwriters (the "Underwriters") set forth therein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

           In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authen-ticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Trust and the Partnership, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authoriza-tion by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration, the Partnership Agreement and the Underwriting Agreement when executed will be in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently estab-lished or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust, the Partnership and others.

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           Members of our firm are admitted to the bar in the State
of Delaware, and we express no opinion as to the laws of any other jurisdiction.

           Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

           1. The Trust Preferred Securities, when the Declaration is executed and delivered and the terms of the Trust Preferred Securities are established in accordance with the terms of the Declaration, will be duly authorized for issuance and, when issued and executed in accordance with such Declaration and delivered and paid in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Trust; and the holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Trust Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

           2. The holders of Partnership Preferred Securities, as limited partners of the Partnership, will not be liable to third parties for the obligations of the Partnership, assuming that, except for the exercise of the rights and powers expressly permitted by the Partnership Agreement, such holders do not participate in the control of the business of the Partnership. There are no provisions in the Partnership Agreement the inclusion of which, subject to the terms and conditions therein, or, assuming that the holders of the Partnership Preferred Securities, as limited partners of the Partnership, take no action other than actions permitted by the Partnership

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Agreement, the exercise of which, in accordance with the terms and conditions therein, would cause the holders of Partnership Preferred Securities, as limited partners of the Partnership, to be deemed to be participating in the control of the business of the Partnership.

           This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth in the next sentence, is not to be used, circu-lated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the use of our name under the heading "Legal Opin-ions" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                         Very truly yours,

                         SKADDEN ARPS SLATE MEAGHER & FLOM


                         By /s/ Wayne Rapozo
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